UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2026

WEX Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hancock Street	,	Portland	,	Maine	04101
Address of principal executive offices					Zip Code

Registrant's telephone number, including area code	(207)	733-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of WEX Inc. (the “Company”) held on May 14, 2026, the Company’s stockholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors for one-year terms expiring at the 2027 annual meeting of stockholders, and until their respective successors are elected and qualified.

Kurt Adams
For: 31,921,506
Withhold: 330,151

Ellen Alemany
For: 31,889,629
Withhold: 362,028

Daniel Callahan
For: 31,840,538
Withhold: 411,119

Aimee Cardwell
For: 31,997,502
Withhold: 254,155

David Foss
For: 31,958,181
Withhold: 293,476

James Groch
For: 31,935,790
Withhold: 315,867

Derrick Roman:
For: 31,939,462
Withhold: 312,195

Melissa Smith
For: 31,174,350
Withhold: 1,077,307

Stephen Smith
For: 31,916,869
Withhold: 334,788

Susan Sobbott
For: 31,919,438
Withhold: 332,219

Lauren Taylor Wolfe
For: 31,887,983
Withhold: 363,674

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For: 30,856,685
Against: 1,230,434
Abstain: 164,538

3. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026 was ratified.

For: 31,265,486
Against: 829,556
Abstain: 156,615

Item 8.01     Other Events.
On May 14, 2026, the Company issued a press release announcing that the Company’s Board of Directors has authorized a share repurchase program under which up to $1.0 billion of the Company’s common stock may be repurchased, with no expiration date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date: May 14, 2026	By:	/s/ Sara T.W. Trickett
Sara T.W. Trickett
Chief Legal Officer and Corporate Secretary